Exhibit 4.1(e)

                                PLEDGE AGREEMENT

     THIS PLEDGE AGREEMENT ("AGREEMENT") dated as of April 12, 2002 made by VOLT INFORMATION SCIENCES, INC. (the "PLEDGOR"), in favor of JP MORGAN CHASE BANK, a New York banking corporation, as collateral agent (in such capacity, together with its successors in such capacity, the "COLLATERAL AGENT") for the benefit of the Secured Creditors (as defined below). Capitalized terms used herein, and not otherwise defined herein, are used with the meanings ascribed to them under the Credit Agreement (defined below).

                                   WITNESSETH:

     WHEREAS, the Pledgor is the beneficial and record owner of 100% of the issued and outstanding shares of common stock (the "PLEDGED INTERESTS") of Volt Funding Corp., a Delaware corporation. (the "COMPANY");

     WHEREAS, the Pledgor has entered into the Credit Agreement dated as of the date hereof (as the same may from time to time be amended, extended, supplemented, restated, joined in, or otherwise modified or replaced, the "CREDIT AGREEMENT") among the Pledgor, Gatton Volt Consulting Group Limited, the "Guarantors" named therein, the Administrative Agent and the Lenders;

     WHEREAS, the Pledgor may from time to time be a party to one or more Designated Swap Agreements (with any institution that participates, and in each case including their respective assigns, as a counterparty to any Designated Swap Agreement being referred to, collectively, as the "HEDGE CREDITORS"; and with the Hedge Creditors together with the Administrative Agent, the Issuing Bank, and the Lenders, being referred to, collectively, as the "SECURED CREDITORS"; and with the Hedge Creditors intended to benefit hereunder as herein provided); and

     WHEREAS, pursuant to the Credit Agreement, the Pledgor is required to grant, assign and pledge, and the Pledgor has agreed to grant, assign and pledge, to the Collateral Agent, a continuing first priority security interest in and to all its right, title and interest in the Pledged Collateral (as hereinafter defined) to secure all of the obligations of the Pledgor to the Secured Creditors under the Credit Agreement, the Notes, any Designated Swap Agreements and all other Credit Documents.


     NOW, THEREFORE, the Pledgor, intending to be bound hereby, in consideration of the Premises hereof, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the Lenders to make Loans and issue Letters of Credit in accordance with the Credit Agreement, and in consideration of any Loans so made or Letters of Credit so issued, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Pledgor, hereby agrees with the Collateral Agent, for the benefit of the Secured Creditors, as follows:

     SECTION 1. Pledge. The Pledgor hereby pledges, grants and assigns to the Collateral Agent, for the benefit of the Secured Creditors, and grants to the Collateral Agent, for the benefit of the Secured Creditors, a continuing first priority security interest in all of its right, title and interest in and to all of the Pledged Interests, whether now owned or existing or hereafter acquired or arising, including, without limitation, 100 shares of common stock in the Company evidenced by certificate No. 3 (the "STOCK CERTIFICATE"), all income, cash, dividends or other distributions received therefrom, and all proceeds thereof, including, without limitation, proceeds received from any sale, financing or refinancing above the existing amount of debt so refinanced, and all products, substitutions, additions, changes and replacements thereof (all of the same being herein referred to as the "PLEDGED COLLATERAL"). (Nothing contained in this Section 1 shall be construed as a consent by the Collateral Agent to any sale, financing or refinancing of any asset by any Person).

     SECTION 2. Security for Obligations. The foregoing Grant of a security interest in and to the Pledged Collateral secures the full and prompt payment and performance when due of (a) all obligations and liabilities of the Pledgor to any or all of the Secured Creditors now or hereafter existing under, arising under or related to this Agreement, including, but not limited to, any amounts advanced or incurred by the Collateral Agent in maintaining or preserving any Pledged Collateral or otherwise in connection with this Agreement, and (b) all obligations and liabilities, owing to any or all of the Secured Creditors from or by the Pledgor, of any kind or nature whatsoever, present or future, however created, incurred, acquired or owing, whether for principal, interest, fees, indemnification, expenses (including, without limitation, any attorneys' fees incurred in connection with administrating or enforcing any of the Credit Documents or any Designated Swap Agreements), or otherwise (including, without limitation, any interest and/or any of the other foregoing items accrued after the commencement of any bankruptcy or similar proceeding by or against the Pledgor), whether or not evidenced by any note, guaranty or other instrument; provided that the same arises under or relates to the Credit Agreement, any of the Notes, any Designated Swap Agreement, or any of the other Credit Documents to which the Pledgor is a party or by which it is bound (all such obligations and liabilities of the Pledgor described above in this paragraph 2 being herein collectively referred to as the "OBLIGATIONS").

     SECTION 3. Delivery of Pledged Collateral. (A) The Pledged Collateral is evidenced by the Stock Certificate and such Stock Certificate is being held by the Pledgor. Simultaneously herewith the Pledgor is delivering to the Collateral Agent a duly executed stock power, in blank, with respect to the Stock Certificate. The Pledgor hereby authorizes the Collateral Agent to execute and file any UCC-1 financing statements or other documents that the Collateral Agent deems appropriate to perfect and maintain its first priority security interest in the Pledged Collateral. Upon the occurrence and continuation of an Event of Default under the Credit Agreement, the Pledgor shall promptly deliver to the Collateral Agent the Stock Certificate and any other then existing certificates evidencing the Pledged Collateral and the Collateral Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Collateral Agent, or any of its nominees, any or all of the



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

Pledged Collateral. In addition, the Collateral Agent shall have the right at any time to exchange any certificate or instrument representing or evidencing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     (B) The Pledgor shall cause the books and records of the Company to be marked to reflect the pledge and security interests granted to the Collateral Agent, for the benefit of the Secured Creditors under this Agreement.

     SECTION 4. Representations and Warranties. The Pledgor hereby represents and warrants to the Collateral Agent as follows:

     (a) The Pledged Interests have been duly authorized and validly issued, are fully paid and non-assessable and represent, as of the date hereof, 100% of the total issued and outstanding shares of common stock of the Company and no warrants, subscription rights or options are outstanding with respect to the shares of the Company. No class of stock other than common stock exists with respect to the Company.

     (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any Liens, adverse claims, security interests, options or other charges or encumbrances, except for the security interests created by this Agreement.

     (c) The pledge of the Pledged Collateral pursuant to this Agreement creates a continuing, valid and perfected first priority security interest in the Pledged Collateral, securing the indefeasible payment and performance of the Obligations.

     (d) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Persons is required to be obtained or made by the Pledgor either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement, subject to applicable state and federal securities laws.

     (e) There are no restrictions on the transfer of the Pledged Collateral, except such, if any, as are imposed by operation of law or the by-laws of the Company, and there are no options, warrants or rights pertaining thereto, except as are contained in such by-laws. The Pledgor has the right to transfer the Pledged Collateral free of any encumbrances and without the consent of the creditors of the Pledgor (other than the Collateral Agent) or, any other Person whatsoever.

     (f) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by the Pledgor is prevented by, limited by, conflicts with or will result in the breach or violation of or a default under the terms, conditions or provisions of (i) the by-laws or any other organizational



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

document with respect to the Company or any other agreement among the shareholders of the Company, (ii) any mortgage, security agreement, indenture, evidence of indebtedness, loan or financing agreement, trust agreement, license agreement or any other agreement or instrument to which the Pledgor is a party or by which it is bound, or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Pledgor, subject to applicable state and federal securities laws.

     (g) This Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally.

     (h) Any assignee of all or any portion of the Pledged Collateral is entitled to receive payments with respect thereto without any defense, counterclaim, setoff, abatement, reduction, recoupment or other claim arising out of the actions of the Pledgor.

     (i) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Pledgor) pending or, to the best knowledge of the Pledgor, threatened against or affecting the Pledgor that involve the Pledged Collateral, this Agreement, any of the Notes, any Designated Swap Agreement, or any of the other Credit Documents.

     (j) All consents or approvals, if any, required as a condition precedent to or in connection with the due and valid execution, delivery and performance by the Pledgor of this Agreement have been obtained, subject to applicable state and federal securities laws.

     SECTION 5. Further Assurances. The Pledgor hereby agrees that at any time and from time to time, at its expense, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder, subject to applicable state and federal securities laws, with respect to any Pledged Collateral.

     SECTION 6. Voting Rights; Distributions, Etc. (a) So long as no Event of Default (under the Credit Agreement) shall have occurred and be continuing and the Collateral Agent shall not have given the notice prescribed under Section 6(b) below (unless the Event of Default is under Section 7.01(h), (i) or (j) of the Credit Agreement (an "INSOLVENCY EVENT"), in which case no such notice shall be required):

          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose that would not result in a violation of the terms of this Agreement, the Credit Agreement, any Designated Swap Agreements, or any other Credit Document to which the Pledgor is a party; provided, however, that the Pledgor shall give the Collateral Agent prior written notice whenever the Pledgor shall



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

     exercise or refrain from exercising any such voting or other consensual right if such action would be likely to have a material adverse effect on the value of the Pledged Collateral or any part thereof.

          (ii) The Pledgor shall be entitled to receive and retain any and all income, dividends and interest paid in respect of the Pledged Collateral; provided, however, that any and all income, dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in substitution or exchange for, any Pledged Collateral shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral, and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other assets of the Pledgor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements).

          (iii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the income, dividends or interest payments which it is authorized to receive and retain pursuant to clause (ii) above.

     (b) Upon (i) the occurrence of an Insolvency Event, or (ii) upon the occurrence and during the continuance of an Event of Default under the Credit Agreement (other than an Insolvency Event) where the Collateral Agent has given notice of its intention to exercise its rights under this
     Section 6(b):

          (i) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) hereof and to receive the income, dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such income, dividends and interest payments.

          (ii) All income, dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 6(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with all necessary endorsements).

     SECTION 7. Transfers and Other Liens, Additional Interests. The Pledgor hereby agrees that it will not (i) sell or otherwise transfer or dispose of, or grant any interest in or option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any



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

Lien upon or with respect to any of the Pledged Collateral, except for the security interests under this Agreement.

     SECTION 8. Litigation Respecting the Pledged Collateral. In the event any action, suit or other proceeding at law, in equity, in arbitration or before any other authority involving or affecting the Pledged Collateral becomes known to or is contemplated by the Pledgor, the Pledgor shall give the Collateral Agent prompt notice thereof and if the Pledgor is contemplating such action, suit or other proceeding, the Pledgor shall be required to receive the written consent of the Collateral Agent prior to commencing any such action, suit or other proceeding.

     SECTION 9. Collateral Agent Appointed Attorney-in-Fact. (a) The Pledgor hereby appoints the Collateral Agent (and any officer or Collateral Agent of the Collateral Agent with full power of substitution and revocation) the Pledgor's true and lawful attorney-in-fact, coupled with an interest, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion to (i) if an Event of Default (under the Credit Agreement) occurs and is continuing, take any action and to execute any instrument which the Collateral Agent may deem necessary advisable to accomplish the purposes of this Agreement, including, without limitation, (A) to receive, endorse and collect all instruments made payable to the Pledgor representing any income, dividend or other distribution in respect of the Pledged Collateral or any part or proceeds thereof and to give full discharge for the same; and (B) to transfer the Pledged Collateral, in whole or in part, to the name of the Collateral Agent or such other Person or Persons as the Collateral Agent may designate; take possession of and endorse any one or more checks, drafts, bills of exchange, money orders or any other documents received on account of the Pledged Collateral; collect, sue for and give acquittances for moneys due on account of the foregoing; withdraw any claims, suits, or proceedings pertaining to or arising out of the foregoing; take any other action contemplated by this Agreement; and sign, execute, acknowledge, swear to, verify, deliver, file, record and publish any one or more of the foregoing, and (ii) at any time execute and record or file in the Collateral Agent's own name, or on behalf of the Pledgor and without the Pledgor's signature, any evidence or notice of a security interest contemplated by this Agreement and any refilings, continuations or extensions thereof.

     (b) The powers of attorney which shall be granted pursuant to Section 9(a) hereof and all authority thereby conferred shall be granted and conferred solely to protect the Collateral Agent's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney shall be irrevocable prior to the termination of the Commitments and the indefeasible payment and performance in full of the Obligations, and shall not be terminated prior thereto or affected by any act of the Pledgor or by operation of law, including, but not limited to, dissolution, death, disability or incompetency of any Person, the termination of any trust, or the occurrence of any other event, and if the Pledgor should become bankrupt, insolvent, or come under the direct regulation of similar laws which affect the rights of creditors generally or any other event should occur before the termination of the Commitments or the indefeasible payment and performance in full of the Obligations,



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

such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such event had not occurred and regardless of notice thereof.

     SECTION 10. Collateral Agent May Perform. If the Pledgor fails to perform, after 10 days notice to the Pledgor, any agreement contained herein, the Collateral Agent may (if the Collateral Agent so elects ) itself perform, or cause performance of, such agreement, and the reasonable out-of-pocket expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 13 hereof.

     SECTION 11. Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 12. Remedies Upon Event of Default.

     (a) If any Event of Default (under the Credit Agreement) shall have occurred and be continuing:

          (i) The Collateral Agent may notify the obligors or other parties, if any, interested in any items of Pledged Collateral of the interests of the Collateral Agent therein and of any action proposed to be taken with respect thereto, and inform any of those parties that all payments otherwise payable to the Pledgor with respect thereto shall be made to the Collateral Agent until all Obligations have been indefeasibly paid in full;

          (ii) The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the New York Uniform Commercial Code (the "UCC") in effect at that time, and the Collateral Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor hereby agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place



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

     fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

          (iii) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 13 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after the indefeasible payment in full of all the Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus; and

          (iv) The Collateral Agent may otherwise use or deal from time to time with the Pledged Collateral, in whole or in part, in all respects as if the Collateral Agent were the outright owner thereof.

     (b) Except as set forth in Section 12(a)(iii) hereof, the Collateral Agent shall have the sole right to determine the order in which Obligations shall be deemed discharged by the application of the Pledged Collateral or any other property or money held hereunder or any amount realized thereon. Any requirement of reasonable notice imposed by law shall be deemed met if such notice is given in the manner provided under the Credit Agreement at least ten days prior to the sale, disposition or other event giving rise to such notice requirement.

     (c) The Collateral Agent shall collect the cash proceeds received from any sale or other disposition or from any other source contemplated by and in accordance with subsection (a) above and shall apply the full proceeds in accordance with the provisions of this Agreement.

     (d) Notwithstanding the foregoing, none of the provisions of this Section 12 shall confer on the Collateral Agent any rights or privileges that are not permissible under applicable law.

     SECTION 13. Expenses. The Pledgor will, upon demand, pay to the Collateral Agent the amount of all out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the perfection, custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, (iii) the failure by the Pledgor to perform or observe any of the provisions hereof, or (iv) any actual or attempted sale, assignment of rights or interests, or exchange of, or any enforcement, collection, compromise or settlement respecting the Pledged Collateral or any other property or money held hereunder, or (v) any other action taken by the Collateral Agent



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hereunder whether directly or as attorney-in-fact pursuant to the power of attorney herein conferred, and all such expenses shall be deemed a part of the Obligations for all purposes of this Agreement and the Collateral Agent may apply the Pledged Collateral or any other property or money held hereunder to payment of or reimbursement of itself for such expenses. The Pledgor shall pay all such expenses upon demand therefore by the Collateral Agent, together with interest thereon from and including the first day after such demand at the default rate for any Loans set forth in Section 2.13(c) of the Credit Agreement.

     SECTION 14. Waivers and Amendments, Etc. The rights and remedies given hereby are in addition to all others however arising, but it is not intended that any right or remedy be exercised in any jurisdiction in which such exercise would be prohibited by law. No action, failure to act or knowledge of the Collateral Agent shall be deemed to constitute a waiver of any power, right or remedy hereunder, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other power, right or remedy. Any waiver or consent respecting any covenant, representation, warranty or other term or provision of this Agreement shall be effective only in the specified instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Collateral Agent at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner shall affect its rights at a later time to enforce any such provision. No notice to or demand on a party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. Any right or power of the Collateral Agent hereunder respecting the Pledged Collateral and any other property or money held hereunder may at the option of the Collateral Agent be exercised as to all or any part of the same and the term the "Pledged Collateral" wherever used herein, unless the context clearly requires otherwise, shall be deemed to mean (and shall be read as) the "Pledged Collateral and any other property or money held hereunder or any part thereof". This Agreement shall not be amended nor shall any right hereunder be deemed waived except by a written agreement expressly setting forth the amendment or waiver and signed by the party against whom or which such amendment or waiver is sought to be charged.

     SECTION 15. Notices. Each notice to, and each demand upon, the Pledgor by the Collateral Agent relating to this Agreement and each notice to, and each demand upon, the Collateral Agent by the Pledgor relating to this Agreement shall specifically refer to this Agreement, and shall be given and deemed given as provided in the Credit Agreement.

     SECTION 16. Continuing Security Interest. This Agreement shall create a continuing first priority security interest in the Pledged Collateral and shall
(i) remain in full force and effect until the termination of the Commitments and the indefeasible payment in full and performance of all of the Obligations, (ii) be binding upon the Pledgor, its successors and assigns and (iii) inure to the benefit of the Collateral Agent and its successors, transferees and assigns. Upon the termination of the Commitments



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

and the indefeasible payment in full and performance of all of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement.

     SECTION 17. Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the remaining provisions of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provision had been deleted.

     SECTION 18. Survival of Representations, etc. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and shall continue in full and performance of force and effect until termination of the Commitments and indefeasible payments in full of all of the Obligations. This Agreement shall remain and continue in full force and effect without regard to any modification, execution, renewal, amendment or waiver of any provision of the Credit Agreement, the Notes, any Designated Swap Agreements, and the other Credit Documents.

     SECTION 19. Termination and Miscellaneous Provisions. This Agreement shall continue in full force and effect until termination of the Commitments and the indefeasible payment in full and performance of all of the Obligations. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 20. Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents contain the entire agreement of the parties and supersede all other agreements, understandings and representations, oral or otherwise, between the parties with respect to the matters contained herein.

     SECTION 21. Governing Law, Terms. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to its conflict of laws provisions, other than ss. 5-1401 of the New York General Obligations Law. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the UCC are used herein as therein defined.

     SECTION 22. Headings; Construction. The Section headings in this Agreement are for convenience only and shall not be used in construing or interpreting any provision of this Agreement. Unless otherwise specified, terms such as "hereunder", "herein" or "hereof" shall be construed as referring to this Agreement as a whole and not merely to the clause, sentence, paragraph or section in which they appear. As set forth in the heading to this Agreement, the term "Collateral Agent" encompasses such term as used in the Credit Agreement.



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     IN WITNESS WHEREOF, the Pledgor, and the Collateral Agent, on behalf of the
Secured Creditors, have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.


                                 VOLT INFORMATION SCIENCES, INC.
                                 a New York corporation



                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:


                                 JPMORGAN CHASE BANK,
                                 as Collateral Agent



                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:



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

     The undersigned hereby acknowledges receiving notice of, and consents to, the foregoing Pledge Agreement and agrees to recognize all of the rights granted to the Collateral Agent therein and, to the full extent of its ability, to take all actions necessary to effectuate said rights and the purposes of the Pledge Agreement, as requested by the Collateral Agent pursuant to the terms thereof. The undersigned further acknowledges that it has noted on its books and records the security interest created by the foregoing Pledge Agreement in favor of the Collateral Agent, for the benefit of the Secured Creditors.

Date: April 12, 2002

                                 VOLT FUNDING CORP.,
                                 a Delaware corporation


                                 By:
                                     -----------------------------------
                                     Name:
                                     Title:






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